As filed with the Securities and Exchange Commission on December 20, 2021 Registration No.

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM S-8

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

RCM TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Nevada	95-1480559
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2500 McClellan Avenue, Suite 350
Pennsauken, NJ 08109-4613
(856) 356-4500

(Address, including zip code, and telephone number, including area code,

of registrant’s principal executive offices)

RCM Technologies, Inc. Employee Stock Purchase Plan

(Full Titles of the Plans)

KEVIN D. MILLER
Chief Financial Officer
RCM Technologies, Inc.
2500 McClellan Avenue, Suite 350
Pennsauken, NJ
(856) 356-4500

(Name and address and telephone number, including area code, of agent for service)

Copies of all communications to:

JUSTIN W. CHAIRMAN, ESQ.
Morgan, Lewis & Bockius LLP
1701 Market Street
Philadelphia, PA 19103
(215) 963-5000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “or an emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☑	Smaller reporting company ☑
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)(2)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(3)
Common Stock, $0.05 par value	400,000 shares	$6.31(3)	$2,524,000 (3)	$234

(1)   Consists of 400,000 shares issuable under the RCM Technologies, Inc. Employee Stock Purchase Plan.

(2)   Pursuant to Rule 416 under the Securities Act, such number of shares of common stock registered hereby shall include an indeterminable number of shares of common stock that may be issued in connection with a stock split, stock dividend, recapitalization or similar event.

(3)   Fee calculated in accordance with Rule 457(c) of the Securities Act of 1933, as amended.  Estimated solely for the purpose of calculating the registration fee based on the average of the high and low prices per share of the registrant’s common stock on December 14, 2021, as reported on the NASDAQ Capital Market.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in this Part I of Form S-8 will be sent or given to participants in the RCM Technologies, Inc. Employee Stock Purchase Plan, or the “ESPP,” which is covered by this Registration Statement, as specified by Rule 428(b)(1) promulgated under the Securities Act of 1933, as amended (the “Securities Act”).  Such documents need not be filed with the Securities and Exchange Commission, or the “Commission,” either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 promulgated under the Securities Act.  These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.

The following documents filed by RCM Technologies, Inc., or the registrant, with the Commission are incorporated by reference into this Registration Statement:

●	The registrant’s Annual Report on Form 10-K for the year ended January 2, 2021, as amended by Amendment No. 1 thereto;

●	The registrant’s Quarterly Reports on Form 10-Q for the quarters ended April 3, 2021, July 3, 2021 and October 2, 2021;

●

The registrant’s Current Reports on Form 8-K filed with the Commission on January 15, 2021 (Items 5.02 and 9.01 only), May 5, 2021, November 12, 2021 (but only the Current Report on Form 8-K containing Items 1.01, 2.03, 7.01, 8.01 and 9.01) and December 17, 2021; and

●

The description of the registrant’s common stock, par value $0.05 per share, contained in the registrant’s Registration Statement on Form 10 filed with the Commission on March 1, 1982, to register such securities under the Securities Exchange Act of 1934, as amended, including any amendments filed for the purpose of updating such information.

All reports and other documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference to this Registration Statement and to be a part hereof from the date of the filing of such reports and documents.  Any statement contained herein or in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.   Description of Securities.

Not Applicable.

Item 5.   Interests of Named Experts and Counsel.

Not Applicable.

Item 6.   Indemnification of Directors and Officers.

Section 78.7502 of the Nevada Revised Statutes (“NRS”) permits a corporation to indemnify, pursuant to that statutory provision, a present or former director, officer, employee or agent of the corporation, or of another entity or enterprise for which such person is or was serving in such capacity at the request of the corporation, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, except an action by or in the right of the corporation, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection therewith, arising by reason of such person’s service in such capacity if such person (i) is not liable pursuant to Section 78.138 of the NRS, or (ii) acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to a criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. In the case of actions brought by or in the right of the corporation, however, no indemnification pursuant to Section 78.7502 of the NRS may be made for any claim, issue or matter as to which such person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

Any discretionary indemnification pursuant to Section 78.7502 of the NRS, unless ordered by a court or advanced to a director or officer by the corporation in accordance with the Nevada Revised Statutes, may be made by a corporation only as authorized in each specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. Such determination must be made (1) by the stockholders, (2) by the board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding, (3) if a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion, or (4) if a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

Section 78.751 of the NRS further provides that indemnification pursuant to Section 78.7502 of the NRS does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under our articles of incorporation, our bylaws. or any agreement, vote of stockholders or disinterested directors or otherwise, for either an action in the person’s official capacity or an action in another capacity while holding office, except that indemnification, unless ordered by a court pursuant to Section 78.7502 of the NRS or for the advancement of expenses, may not be made to or on behalf of any director or officer finally adjudged by a court of competent jurisdiction, after exhaustion of any appeals, to be liable for intentional misconduct, fraud or a knowing violation of law, and such misconduct, fraud or violation was material to the cause of action.\

The Registrant’s Articles of Incorporation, as amended, provide that the Registrant shall, to the full extent permitted by the NRS, indemnify all persons whom it has the power to indemnify pursuant thereto, including officers and directors of the Registrant.  The Registrant’s Amended and Restated Bylaws provide that provide that the Registrant shall, to the fullest extent permitted under the NRS, indemnify any and all persons whom it has the power to indemnify under said law from any and all expenses, liabilities or other matters referred to in such law.

The Registrant’s Amended and Restated Bylaws also provide that it shall pay the expenses of directors and officers incurred as a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, as they are incurred and in advance of the final disposition of the action, suit or proceeding, but, if applicable law so requires, only upon receipt by the Registrant of an undertaking from the director or officer to repay the advanced amounts in the event it is ultimately determined by a final decision of a court of competent jurisdiction that the director or officer is not entitled to be indemnified by the Registrant.

Section 78.752 of the NRS empowers a corporation to purchase and maintain insurance or make other financial arrangements on behalf of an Indemnified Party for any liability asserted against such person and liabilities and expenses incurred by such person in his or her capacity as an Indemnified Party or arising out of such person’s status as an Indemnified Party whether or not the corporation has the authority to indemnify such person against such liability and expenses.

The Registrant’s Articles of Incorporation, as amended, authorize the Registrant to maintain insurance to cover such liabilities. The Registrant has purchased Directors’ and Officer’s Liability Insurance to protect directors and officers of the Registrant from any liability asserted against them for acts taken or omissions occurring in their capacities as such.  The Registrant is not required to maintain such insurance and there can be no assurance that the Registrant will continue to maintain such insurance or coverage in such amounts.

Item 7.   Exemption from Registration Claimed.

Not Applicable.

Item 8.   Exhibits.

The exhibits filed as part of this registration statement are as follows:

Exhibit

   Number                 Description

3.1                     Articles of Incorporation, as amended; incorporated by reference to Exhibit 3(a) to the Registrant’s Annual Report on Form 10-K for the fiscal year ended October 31, 1994, filed with the Securities and Exchange Commission on January 4, 1995.

3.2                     Certificate of Amendment of Articles of Incorporation; incorporated by reference to Exhibit A to the Registrant’s Proxy Statement, dated February 6, 1996, filed with the Securities and Exchange Commission on January 29, 1996.

3.3                     Certificate of Amendment of Articles of Incorporation; incorporated by reference to Exhibit B to the Registrant’s Proxy Statement, dated February 6, 1996, filed with the Securities and Exchange Commission on January 29, 1996.

3.4                     Amended and Restated Bylaws; incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 23, 2014.

+5.1                   Opinion of Morgan, Lewis & Bockius LLP regarding legality of securities being registered.

+23.1                 Consent of Morgan, Lewis & Bockius LLP (included in its opinion filed as Exhibit 5.1 hereto).

+23.2                 Consent of Macias, Gini & O’Connell LLP.

+24.1                 Powers of Attorney (included as part of the signature page hereof).

99.1                   RCM Technologies, Inc. Employee Stock Purchase Plan; incorporated by reference to Exhibit 99.2 to the Registrant’s Registration Statement on Form S-8 (Commission File No. 333-251516), filed with the Securities and Exchange Commission on December 18, 2020.

99.2                   Amendment 2018-4 to the RCM Technologies, Inc. Employee Stock Purchase Plan; incorporated by reference to Exhibit 10(i) to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 28, 2019, filed with the Securities and Exchange Commission on March 5, 2020.

99.3                   Amendment 2021-5 to the RCM Technologies, Inc. Employee Stock Purchase Plan; incorporated by reference to Exhibit A to the Registrant’s, dated November 11, 2021, filed with the Securities and Exchange Commission on November 12, 2021.

+              Filed herewith

Item 9.   Undertakings.

(a)           The undersigned registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)            To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended;

(ii)           To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

(iii)          To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that Paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

(2)           That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

(b)           The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)           Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Pennsauken, State of New Jersey, on December 20, 2021.

RCM TECHNOLOGIES, INC.

By:  /s/ Bradley S. Vizi

Bradley S. Vizi

Executive Chairman, President and Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Each person whose signature appears below hereby appoints Bradley S. Vizi and Kevin Miller, and each of them acting individually, as his true and lawful attorneys-in-fact, with full power of substitution and resubstitution, with the authority to execute in the name of each such person, and to file with the Commission, together with any exhibits thereto and other documents therewith, any and all amendments (including post-effective amendments) to this registration statement, and any registration statements filed pursuant to General Instruction E to Form S-8 in respect of this registration statement and any and all amendments thereto (including post-effective amendments and all other related documents) necessary or advisable to enable the registrant to comply with the Securities Act, and any rules, regulations and requirements of the Commission in respect thereof, which amendments or registration statements may make such other changes in the registration statement as the aforesaid attorney-in-fact executing the same deems appropriate.

Signature	Title	Date

/s/ Bradley S. Vizi	Executive Chairman, President and Director	December 20, 2021
Bradley S. Vizi	(Principal Executive Officer)

/s/ Kevin D. Miller	Chief Financial Officer, Treasurer and	December 20, 2021
Kevin D. Miller	Secretary (Principal Financial and
Accounting Officer)

/s/ Roger H. Ballou	Director	December 20, 2021
Roger H. Ballou

/s/ Richard A. Genovese	Director	December 20, 2021
Richard A. Genovese

/s/ Swarna Srinivas Kakodkar	Director	December 20, 2021
Swarna Srinivas Kakodkar

/s/ Jayanth S. Komarneni	Director	December 20, 2021
Jayanth S. Komarneni